UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 3, 2005

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On May 3, 2005, Hornbeck Offshore Services, Inc. announced that, in a Board of Directors meeting following its 2005 Annual Stockholders’ Meeting, Todd M. Hornbeck was elected to the position of Chairman of the Board, in addition to his current position as President, Chief Executive Officer and Secretary. Also, Bruce W. Hunt was designated as Lead Independent Director for the Board for the calendar year 2005. Mr. Bernie W. Stewart, who has served as Chairman since February 2002, will continue to serve as an independent director of the Company. Mr. Stewart will also continue to chair Hornbeck Offshore’s compensation committee and serve on the audit, nominating/corporate governance committees.

A copy of the press release with this announcement is attached as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibit.

99.1	Press Release, dated May 3, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 3, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: May 4, 2005	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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